Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Snapper Merger Sub I, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	457(c), 457(f)(1), 457(f)(3)	81,042,573(1)	N/A	$1,934,461,476.78(2)	0.0001102	$213,177.65(3)

	Equity	Warrants	457(c), 457(f)(1), 457(f)(3)	13,749,998(4)	N/A	$2,062,499.70(5)	0.0001102	$227.29(3)

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$1,936,523,976.48		$213,404.94

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$213,404.94

(1)

Represents the maximum number of shares of Class A Common Stock of Snapper Merger Sub I, Inc. issuable upon the completion of the transactions described in this registration statement based on the sum of:

•

(x) the number of shares of Class A Common Stock of Brigham Minerals, Inc. issued and outstanding as of October 5, 2022, and an estimate as of October 5, 2022 of the maximum number of shares of Class A Common Stock of Brigham Minerals, Inc. issuable pursuant to the settlement of restricted stock unit awards of Brigham Minerals, Inc., collectively equal to 57,280,663, multiplied by (y) the exchange ratio of 1.133 shares of Class A Common Stock of Snapper Merger Sub I, Inc. for each share of Class A Common Stock of Brigham Minerals, Inc.; and

•

(x) the number of shares of Class A Common Stock of Sitio Royalties Corp. issued and outstanding as of October 5, 2022 and the number of shares of Class A Common Stock of Sitio Royalties Corp. issuable upon the exercise of public warrants of Sitio Royalties Corp. collectively equal to 16,143,582, multiplied by (y) the exchange ratio of 1 share of Class A Common Stock of Snapper Merger Sub I, Inc. for each share of Class A Common Stock of Sitio Royalties Corp.

(2)

Estimated solely for purposes of calculating the amount of the registration fee and computed pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act, the proposed maximum aggregate offering price is equal to the sum of:

•

(x) 57,280,663 (the number of shares of Class A Common Stock of Brigham Minerals, Inc. calculated in accordance with part (x) in the first bullet point in footnote (1)), multiplied by (y) $26.94 (the average of the high and low prices of shares of Class A Common Stock of Brigham Minerals, Inc. as reported on NYSE on October 5); and

•

(x) 16,143,582 (the number of shares of Class A Common Stock of Brigham Minerals, Inc. calculated in accordance with part (x) in the first bullet point in footnote (1)), multiplied by (y) $24.24 (the average of the high and low prices of shares of Class A Common Stock of Sitio Royalties Corp. as reported on NYSE on October 5)

(3)	Calculated pursuant to Rule 457(f) of the Securities Act by multiplying the proposed maximum aggregate offering price by 0.0001102.

(4)

Represents the number of warrants of Sitio Royalties Corp., which will convert into warrants to acquire shares of Class A Common Stock of Snapper Merger Sub I, Inc. in connection with the transactions described in the consent solicitation/proxy statement/prospectus forming part of this registration statement.

(5)

Estimated solely for purposes of calculating the amount of the registration fee and computed pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act, the proposed maximum aggregate offering price is equal to (x) 13,749,998 warrants of Sitio Royalties Corp., multiplied by (y) $0.15 (the average of the high and low prices of shares of Class A Common Stock of Brigham Minerals, Inc. as reported on NYSE American LLC on October 5).